Exhibit 99.2

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
and Rule 13a-14(b) or Rule 15d-14(b)

My name is James Payyappilly and I am the President and Chief Executive Officer of Imperial Resources, Inc. (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes–Oxley Act of 2002 that to the best of my knowledge and belief:

(1)
the Annual Report on Form 10-K for the year ended March 31, 2009, filed with the U.S. Securities and Exchange Commission on June 30, 2009 (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Imperial Resources, Inc. as of, and for, the periods presented in the Report.

JAMES PAYYAPPILLY
James Payyappilly
President and Chief Executive Officer
Imperial Resources, Inc.

Date:  June 30, 2009